                                                                     Exhibit 4.4

                                    BY-LAWS

                                       OF

                         TRUE NORTH COMMUNICATIONS INC.

                            As Restated and Amended
                                Effective 3/4/98


                                   ARTICLE I.
                                   ---------

                             Stockholders' Meetings
                             ----------------------

     Section 1. Annual Meeting. (a) The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before it shall be held at such hour as shall be determined by the Board of Directors on the second Wednesday in May of each year, or at such other time as shall be determined by the Board of Directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day. The annual meeting shall be held at such place as shall be determined by the Board of Directors.

     (b) Only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the corporation (a) not less than 60 days nor more than 90 days prior to the meeting, or (b) if less than 70 days' notice of the meeting or prior public disclosure of the date of the meeting is given or made to stockholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or, if earlier, the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting (1) a brief description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the corporation's records, of the stockholder proposing such business, (3) the class and number of shares of stock of the corporation which are beneficially owned by the stockholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), and (4) any material interest of the stockholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a stockholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

     Section 2. Special Meetings. Special meetings of stockholders may be called by the Board of Directors, the Chief Executive Officer or the President and may be held at such places, within or without the State of Delaware, as may be specified in the call of any meeting.

       Section 3. Notice of Meetings. Written notice of every meeting of stockholders stating the place, date, hour and purposes thereof, shall, except when otherwise required by law, be mailed at least ten but not more than fifty days prior to the meeting to each stockholder of record entitled to vote thereat. Any meeting at which a quorum of stockholders is present, in person or by proxy, may adjourn from time to time until its business is completed. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       Section 4. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum for the transaction of business at all meetings of stockholders. If at any meeting a quorum is not present, the chairman of the meeting or the holders of the majority of the shares of stock present or represented may adjourn the meeting from time to time. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present or represented at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

       Section 5. Voting. Each holder of stock entitled to vote at a stockholders' meeting shall, as to all matters in respect of which such stock has voting rights, be entitled to one vote in person or by written proxy for each share of stock owned of record by him, but no proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. No vote upon any matter, except the election of directors, need be by ballot unless demanded by the holders of at least ten percent of the shares represented and entitled to vote at the meeting. All elections and questions shall be decided by a plurality of the votes cast, except as otherwise required by the laws of Delaware.

     Section 6. List of Stockholders. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.


                                  ARTICLE II.
                                  ----------

                                   Directors
                                   ---------

       Section 1. Number, Election and Term of Office. A Board of Directors consisting of not less than 9 nor more than 21 directors (as shall from time to time be determined by the Board of Directors) shall be elected at every annual stockholders' meeting. Each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

     Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors at the particular meeting at which the nomination is to occur. However, any stockholder entitled to vote at such meeting may nominate one or more persons for election as directors only in person or by proxy at such meeting and only if written notice of such stockholder's intent to make such nomination or nominations has been delivered personally to or otherwise received by the Secretary of the corporation at least fifty days but no more than ninety days prior to the meeting of stockholders; provided, that in the event that less than sixty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice shall contain a representation that: (i) the stockholder is, and will be on the record date, a beneficial owner or a holder of record of stock of the corporation entitled to vote at such meeting; (ii) the stockholder has, and will have on the record date, full voting power with respect to such shares; and (iii) the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. Additionally, each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (c) the number and kinds of securities of the corporation held beneficially or of record by each proposed nominee; (d) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission for the initial election of such proposed nominee for director; and (e) the consent of each proposed nominee to serve as a director if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person if any of the information supplied is false or misleading or if any of the foregoing requirements are not satisfied.

     Section 2.  Vacancies.   Any vacancy occurring in the Board and any
directorship to be filled by reason of an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum. A director elected to fill a vacancy shall hold office until the next annual election of directors. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

     Section 3. Place of Meetings. Directors' meetings may be held at such places, within or without the State of Delaware, as the Board may from time to time determine or as may be specified in the call of any meetings.

     Section 4. Regular Meetings. A regular annual meeting of the Board shall be held without call or notice immediately after and at the same general place as the annual meeting of the stockholders, for the purpose of organizing the Board, electing officers and transacting any other business that may properly come before the meeting. Additional regular meetings of the Board may be held without call or notice at such place and at such time as shall be fixed by resolution of the Board.

     Section 5. Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer, the President, or by a majority of the directors then in office. Notice of special meetings shall either be mailed by the Secretary to each director at least three days before the meeting or shall be given personally or telegraphed to each director at least one day before the meeting. Such notice shall set forth the time and place of such meeting but need not, unless otherwise required by law, state the purposes of the meeting.
A majority of the directors present at any meeting may adjourn the meeting from time to time without further notice other than announcement at the meeting.

     Section 6. Quorum. One third of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present.

     Section 7. Committees of the Board. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including, but not limited to, an Executive Council and a Finance Committee. Each such committee shall consist of two or more of the directors of the corporation and, to the extent provided in the resolution designating such committee, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

     Section 8. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board, or of such committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or of such committee.

     Section 9. Compensation. Directors shall not receive any stated compensation for their service as such, but by resolution of the Board of Directors, an annual retainer fee may be allowed and a fixed sum and expenses of attendance may be allowed for attendance at meetings of the Board or of committees of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE III.
                                  -----------

                             Officers and Employees
                             ----------------------

     Section 1. Number, Qualification, Election and Term of Office. (a) The officers of the corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer, a Controller, one or more Vice-Presidents (who may be designated by different classes) and such other officers as the Board of Directors may from time to time deem advisable. No officer need be a director except the Chief Executive Officer and the President. The corporation shall also have a non-executive Chairman of the Board of Directors, who shall be a director. The same person may hold two or more offices, except that if one person shall hold the offices of President and Secretary, he shall not hold any other office.

     (b) Each officer of the corporation shall be elected by the Board of Directors and shall hold office until the annual meeting of the Board of Directors next succeeding his election and until his successor shall have been elected and qualified, or until his resignation or removal.

     Section 2. Appointments. In addition to the elected officers provided above, who shall be corporate officers, the Chief Executive Officer may appoint one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers.

     Section 3. Removal and Vacancies. All officers shall serve at the pleasure of the Board. Any officer may be removed by the Board at any time with or without cause. A vacancy in any office shall be filled by the Board of Directors.

     Section 4. Bonding. The Board may, in its discretion, require any officer to give the corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of his duties and for the restoration to the corporation, in the case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 5. Chairman of the Board. The Chairman of the Board shall serve in a non-executive capacity and shall have such duties as are designated by the Board of Directors.

     Section 6. Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of stockholders and shall be the chief executive officer of the corporation. He may sign, execute and deliver in the name of the corporation, powers of attorney, contracts, bonds and other obligations, and shall have such further duties as are prescribed by law or as shall from time to time be designated by the Board.

     Section 7. President. The President shall have general and active supervision over the property, business and affairs of the corporation, subject to the authority of the Chief Executive Officer. He shall preside, in the absence of the Chief Executive Officer, at all meetings of stockholders. He may sign, execute and deliver in the name of the corporation powers of attorney, contracts, bonds and other obligations, and shall have such further duties as shall from time to time be designated by the Board.

     Section 8. Chief Financial Officer. The Chief Financial Officer shall be the principal officer of the corporation. He shall have such duties as shall from time to time be designated by the Board.

     Section 9. Vice-Presidents. The elected VicePresidents, which may be designated by different classes, shall have such duties as shall from time to time be designated by the Board.

     Section 10. Secretary. The Secretary shall be the keeper of the corporate seal and records (except those kept by the Treasurer), and shall give notice of, attend, and record minutes of meetings of stockholders and directors. The Secretary or any Assistant Secretary shall have authority to affix the corporate seal to any instrument requiring it, and when so affixed, the corporate seal may be attested by the signature of the Secretary or any Assistant Secretary.

     Section 11. Treasurer. The Treasurer shall be responsible for (i) the custody and safekeeping of all of the funds of the corporation, (ii) the receipt and deposit of all moneys paid to the corporation, (iii) where necessary or appropriate, the endorsement for collection on behalf of the corporation of all checks, drafts, notes, and other obligations payable to the corporation, (iv) the disbursement of funds of the corporation under such rules as the Board may from time to time adopt, (v) keeping full and accurate records of all receipts and disbursements, and (vi) the performance of such further duties as are incident to his office or as may from time to time be designated by the Board.

     Section 12. Controller. The Controller shall be the principal accounting officer of the corporation. He shall prescribe the system of accounts of the corporation and the books for keeping the same. The general books of account of the corporation shall be kept in his office and under his immediate supervision. He shall perform such further duties as are incident to his office or as may from time to time be designated by the Board.


                                  ARTICLE IV.
                                  ----------

                     Stock Certificates and Transfer Books
                     -------------------------------------

     Section 1. Certificates. Every stockholder shall be entitled to have a certificate in such form as the Board shall from time to time approve, signed by, or in the name of the corporation by the Chairman of the Board, the Chief Executive Officer, the President or any elected Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by him. During the time in which the corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other spacial rights of each class of stock or series thereof of the corporation and the quali fications, limitations or restrictions of such preferences and/or rights.

     Section 2. Facsimile Signatures. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 3. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the corporation's books. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

     Section 4. Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen, mutilated or destroyed shall give the corporation an affidavit as to his ownership of the certificate and of the facts which go to prove its loss, theft, mutilation or destruction. He shall also, if required by the Board, give the corporation a bond, in such form as may be approved by the Board, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or theft of the certificate or the issuance of a new certificate.

     Section 5. Transfer Agent or Registrar. The corporation shall maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of stock of the corporation shall be transferable. The corporation shall also maintain one or more registry offices, each in charge of a registrar designated by the Board, wherein such shares of stock shall be registered.

     Section 6. Transfers of Stock. Transfer of shares shall, except as provided in Section 4 of this ARTICLE IV, be made on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.

     Section 7. Fixing Date for Determination of Stockholders of Record. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

          (b)  If no record date is fixed:

          (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stock holders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

          (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


                                   ARTICLE V.
                                   ---------

                               General Provisions
                               ------------------

     Section 1. Offices. The registered office of the corporation in Delaware shall be in the City of Wilmington, County of New Castle. The corporation may have such other offices as the Board may from time to time determine. The books of the corporation may be kept outside the State of Delaware.

     Section 2. Seal. The corporation's seal shall be a circular in form with the words "TRUE NORTH COMMUNICATIONS INC. -

DELAWARE" around the periphery and the figures and words "CORPORATE SEAL" within.

     Section 3. Fiscal Year. The fiscal year of the corporation shall begin on January 1 and end on December 31.

     Section 4. Inspection of Books. Subject to laws of the State of Delaware, the directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

     Section 5. Reliance on Records. Each director and officer shall in the performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board, or in relying in good faith upon other records of the corporation.

     Section 6. Annual Report. The Board shall publish and submit to the stockholders annually a summary of the consolidated income of the corporation and its consolidated subsidiaries for the previous fiscal year and a full or condensed consolidated balance sheet of the corporation and its consolidated subsidiaries at the end of the previous fiscal year.

     Section 7. Voting of Stock. Unless otherwise ordered by the Board, the Chief Executive Officer, the President or the Chief Financial Officer, and each or any of them, shall have full power and authority, in the name and on behalf of the corporation, to attend, act and vote at any meeting of stockholders of any company in which the corporation may hold shares of stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which, as the holder thereof, the corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the corporation.

     Section 8. Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 9. Indemnification. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article V, Section 9, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this Article V, Section 9 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorney's fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article V, Section 9. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by or granted pursuant to this Article V, Section 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article V,
Section 9.

          (h) For purposes of this Article V, Section 9, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V, Section 9 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this Article V, Section 9, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article V, Section 9.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V, Section 9 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 10. Amendments to By-Laws. These By-Laws may be altered or repealed by the stockholders or by the Board of Directors.